Exhibit 4.1

             Certificate                                               Shares
               Number         SEE REVERSE FOR CERTAIN RESTRICTIONS


                              COMMERCE DEVELOPMENT CORPORATION, LTD.

                      INCORPORATED UNDER THE LAWS OF THE STATE OF MARYNLAND


                                  COMMON STOCK
 The Corporation is authorized to issue 500,000,000 shares of common stock,
                       $0.001 par value per share and
        50,000,000 shares of preferred stock, $0.001 par value per share.

                  This Certifies that S P E C I M E N is the owner of _______
             fully paid and non-assessable shares of common stock, par value $0.001 per share, of Commerce Development Corporation, Ltd. (the "Corporation").

                  This Certificate is transferable only on the books of the
             Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

                  IN WITNESS WHEREOF,  the Corporation has caused this
             Certificate to be signed by its
             duly authorized officers this     day of           , 20     .
                                            ---        ----------    -----




       __________________                                         _____________
       PRESIDENT                                                  SECRETARY











         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT -        Custodian
                                                        -------         --

TEN ENT - as tenants by the entireties      (Cust)   (Minor)

JT TEN  - as joint tenants with right of    under Uniform Gifts to Minors

         survivorship and not as tenants                            Act
                                                                    ---
         in common                                                 (State)

Additional abbreviations may also be used though not in the above list.


 For Value Received,                       hereby sell, assign and transfer unto
                    ----------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



_____shares of common stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated


 NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.